Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Annual Report on Form 10-K of American Woodmark Corporation for the annual period ended April 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: July 12, 2006	/s/ JAMES J. GOSA
James J. Gosa
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: July 12, 2006	/s/ JONATHAN H. WOLK
Jonathan H. Wolk
Vice President and Chief Financial Officer
(Principal Financial Officer)

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In accordance with Securities and Exchange Commission requirements, the Company will furnish copies of all exhibits to its Form 10-K not contained herein upon receipt of a written request and payment of $.10 (10 cents) per page to:

Mr. Glenn Eanes
Vice President & Treasurer
American Woodmark Corporation
P.O. Box 1980
Winchester, Virginia 22604-8090

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